Exhibit 99.2

ABC RADIO GROUP

COMBINED STATEMENTS OF INCOME

(unaudited; in thousands)

	Three Months Ended		Six Months Ended
	Mar. 31, 2007	Apr. 1, 2006	Mar. 31, 2007	Apr. 1, 2006
Revenues	$118,772	$119,163	$262,893	$260,583
Operating expenses	(93,486)	(94,905)	(188,349)	(194,068)
Depreciation and amortization	(1,853)	(2,216)	(3,694)	(3,921)
Allocated general and administrative expenses	(5,391)	(5,541)	(10,436)	(10,699)

Income before income taxes	18,042	16,501	60,414	51,895
Income taxes	(7,308)	(6,669)	(24,413)	(20,975)

Net income	$10,734	$9,832	$36,001	$30,920

See Notes to Unaudited Combined Financial Statements

ABC RADIO GROUP

COMBINED BALANCE SHEETS

(unaudited; in thousands)

	Mar. 31, 2007	Sept. 30, 2006
ASSETS
Current assets
Cash	$1,332	$850
Receivables, less allowance of $5,892 and $5,635 at March 31, 2007 and September 30, 2006, respectively	95,368	110,449
Deferred income taxes	4,062	4,197
Prepaid expenses and other assets	12,621	14,282

Total current assets	113,383	129,778
Property and equipment
Buildings and improvements	11,478	11,333
Leasehold improvements	25,845	25,319
Equipment	88,097	86,194
Furniture and fixtures	13,776	14,261
Accumulated depreciation	(103,784)	(102,310)

	35,412	34,797
Projects in progress	2,340	6,225
Land	20,007	19,996

	57,759	61,018

FCC licenses	479,674	479,674
Goodwill	894,915	894,915
Other assets	2,906	3,695

Total assets	$1,548,637	$1,569,080

LIABILITIES AND GROUP EQUITY
Current liabilities
Accounts payable and accrued liabilities	$17,769	$17,675
Other liabilities	1,452	2,468

Total current liabilities	19,221	20,143

Deferred income taxes	166,738	163,238
Other long-term liabilities	563	562
Commitments and contingencies
Group equity	1,362,115	1,385,137

Total Liabilities and Group Equity	$1,548,637	$1,569,080

See Notes to Unaudited Combined Financial Statements

ABC RADIO GROUP

COMBINED STATEMENTS OF CASH FLOWS

(unaudited; in thousands)

	Six Months Ended
	Mar. 31, 2007	Apr. 1, 2006
OPERATING ACTIVITIES
Net income	$36,001	$30,920
Depreciation and amortization	3,694	3,921
Deferred income taxes	3,635	1,940
Changes in assets and liabilities
Receivables	15,081	22,538
Other assets	2,450	1,784
Accounts payable and accrued liabilities	94	(2,214)
Other liabilities	(1,015)	1,397

Cash provided by operations	59,940	60,286
INVESTING ACTIVITIES
Capital expenditures	(435)	(2,889)

Cash used by investing activities	(435)	(2,889)
FINANCING ACTIVITIES
Cash distributed to Disney, net	(59,023)	(57,041)

Cash used by financing activities	(59,023)	(57,041)
(Decrease) increase in cash	482	356
Cash, beginning of period	850	1,186

Cash, end of period	$1,332	$1,542

See Notes to Unaudited Combined Financial Statements

ABC RADIO GROUP

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1.	Description of the Business and Summary of Significant Accounting Policies

These Unaudited Combined Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, normal recurring adjustments considered necessary for a fair presentation have been reflected in these Unaudited Combined Financial Statements. Operating results for the quarter and six months ended March 31, 2007 are not necessarily indicative of the results that may be expected for the year ending September 29, 2007. These financial statements should be read in conjunction with the combined financial statements and footnotes thereto included in ABC Radio Group’s audited financial statements for the year ended September 30, 2006.

These Unaudited Combined Financial Statements reflect the combination of certain of The Walt Disney Company’s (together with its wholly or majority owned subsidiaries referred to as “Disney”) radio network and stations operations (collectively, the “Group” or “ABC Radio Group). The Group operates in the following business segments: Network and Stations. These financial statements were prepared in contemplation of a disposal of certain radio assets of Disney and do not reflect the entire radio business of Disney.

Description of the Business

Network

The Group operates the ABC Radio Network business, which as of September 30, 2006, provides programming to more than 4,000 affiliated radio stations, produces and distributes to affiliates a variety of programming and formats, including ABC News Radio, syndicated talk and music programs and 24-hour music formats. Revenues are generated primarily through the sale of advertising.

Stations

The Group owns 22 radio stations in 9 markets, all of which are top 20 U.S. radio markets. Revenues are derived primarily from sales of advertising to local market and national advertisers. Of the Group’s 22 radio stations, 9 are AM radio stations and 13 are FM radio stations.

As discussed further in note (4), these financial statements were prepared in contemplation of the disposal of the Group and do not reflect the entire radio business of Disney.

Segment Information

The operating segments are the segments of the Group for which separate financial information is available and for which operating results are evaluated regularly by the President of the Group in deciding how to allocate resources and in assessing performance.

Segment operating results reflect earnings before allocated general and administrative expenses and income taxes. As further discussed in note (2), allocated general and administrative expenses consist of various expenses allocated by Disney to the Group.

ABC RADIO GROUP

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS—(Continued)

	Three Months Ended		Six Months Ended
Revenues	March 31, 2007	April 1, 2006	March 31, 2007	April 1, 2006
	(in thousands)		(in thousands)
Network	$38,186	$39,381	$84,287	$87,788
Stations	80,586	79,782	178,606	172,795

Total revenues	$118,772	$119,163	$262,893	$260,583

	Three Months Ended		Six Months Ended
Segment operating income/(loss)	March 31, 2007	April 1, 2006	March 31, 2007	April 1, 2006
	(in thousands)		(in thousands)
Network	$(3,438)	$(6,104)	$1,580	$(1,250)
Stations	26,871	28,146	69,270	63,844

Total segment operating income	$23,433	$22,042	$70,850	$62,594

	Three Months Ended		Six Months Ended
Reconciliation of segment operating income to income before income taxes	March 31, 2007	April 1, 2006	March 31, 2007	April 1, 2006
	(in thousands)		(in thousands)
Segment operating income	$23,433	$22,042	$70,850	$62,594
Allocated general and administrative expenses	$(5,391)	$(5,541)	(10,436)	(10,699)

Income before income taxes	$18,042	$16,501	$60,414	$51,895

	Three Months Ended		Six Months Ended
Depreciation and amortization expense	March 31, 2007	April 1, 2006	March 31, 2007	April 1, 2006
	(in thousands)		(in thousands)
Network	$711	$1,028	$1,429	$1,560
Stations	1,142	1,188	2,265	2,361

Total combined depreciation and amortization expense	$1,853	$2,216	$3,694	$3,921

ABC RADIO GROUP

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS—(Continued)

Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements reflect the assets, liabilities, equity, revenues, expenses and cash flows related to the Group. All significant intra-group transactions have been eliminated. Amounts due to/from Disney have been classified as Group Equity. Also included within Group Equity are certain assets and liabilities that are administered by Disney. Certain overhead and general and administrative services are provided by Disney and the cost of these services has been allocated to the Group (see note 2) on various bases, which, in the opinion of management, are reasonable. Such amounts and balances are not necessarily indicative of what would have been incurred or recognized had the Group been operating as a separate business.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results may differ from those estimates.

Income Taxes

The Group is included in Disney’s consolidated tax return. The Group accounts for income taxes under the separate return method. Under this approach, the Group determines its tax liability and deferred tax assets and liabilities as if it were filing a separate tax return. Amounts owed for current period taxes are included in Group Equity.

2.	Related Party Transactions

Treasury Related Activities

Disney manages most treasury activities on a centralized, consolidated basis. These activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt, and interest rate management. Disney has provided all necessary funding for the operations and investments of the Group since inception and such funding has been accounted for as capital contributions from Disney. Accordingly, no interest charge from Disney has been reflected in the accompanying combined financial statements. Surplus cash, transferred to Disney from time to time, has been accounted for as a return of capital.

Allocated General and Administrative Expenses

Allocated general and administrative (“G&A”) expenses included in the accompanying combined statements of income include charges for legal, accounting (tax and financial), treasury, tax planning and strategic planning services, risk management, information and telecommunications services, purchasing and material procurement, and corporate travel and compliance. These functions generally include all expenses of personnel employed in connection with such services and facilities, including payroll, payroll taxes and fringe benefit costs, overhead expenses directly related to such personnel and all materials used in connection with such services or facilities. Disney allocates the cost of these G&A services and facilities to the Group generally based on relevant utilization measures such as number of transactions, headcount and square footage. Where determinations based on utilization alone are impracticable, Disney uses other methods and criteria that are believed to be reasonable estimates of cost attributable to the Group. Total G&A allocated to the Group and recorded in allocated general and administrative expense was $5.4 million and $5.5 million for the quarters ended March 31, 2007 and April 1, 2006, respectively, and $10.4 million and $10.7 million for the six months ended March 31, 2007 and April 1, 2006, respectively.

Rent

Disney charges the Group rent for office and studio space based on an allocation that management believes to be reasonable. The Group recorded $1.1 million and $1.0 million for the quarters ended March 31, 2007 and April 1, 2006, respectively, and $2.2 million and $2.0 million during the six months ended March 31, 2007 and April 1, 2006, respectively. These amounts are included within operating expenses.

ABC RADIO GROUP

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS—(Continued)

Insurance Coverage

The Group is covered under Disney’s insurance policies or by Disney’s captive insurance company. Allocated insurance charges included in operating expenses totaled $0.4 million and $0.5 million for the quarters ended March 31, 2007 and April 1, 2006, respectively, and $0.6 million and $1.0 million during the six months ended March 31, 2007 and April 1, 2006, respectively.

Advertising Revenue with Disney

Disney purchases advertising spots from the Group at fair value rates through advertising agencies. Revenues recorded by the Group for advertising sold to Disney were $5.1 million and $5.6 million for the quarters ended March 31, 2007 and April 1, 2006, respectively, and $7.0 million and $7.7 million during the six months ended March 31, 2007 and April 1, 2006, respectively. The Group provides at no cost certain promotional services to Disney which consist primarily of advertising spots, on-air mentions, trip giveaways and celebrity interviews. Generally, airtime provided represents unsold airtime, and the incremental cost to provide such advertising time is insignificant.

Programming Provided by Disney

Disney charges the Group for certain news programming. Amounts charged for these services are based on cost allocation methodologies that the Group’s management considers to be reasonable. Amounts charged to the Group for these services were $5.0 million and $5.2 million for the quarters ended March 31, 2007 and April 1, 2006, respectively, and $10.0 million and $10.3 million during the six months ended March 31, 2007 and April 1, 2006, respectively. These amounts are included within operating expenses.

Pension and Other Benefit Programs with Disney

Certain employees of the Group participate in Disney’s pension and postretirement medical benefit plans. Therefore, these plans are accounted for by the Group as multi-employer plans which require the Group to expense its annual contributions. Within operating expenses, the Group recorded pension and postretirement medical benefit plan expenses of $2.9 million for quarter and six months ended March 31, 2007 and $0.9 million during the six months ended April 1, 2006, respectively. There were no contributions during the quarters ended December 30, 2006 and April 1, 2006.

Additionally, the Group’s employees participate in a Disney savings and investment plan that allows eligible employees to contribute up to 10% of their salaries through payroll deductions. The Group matches 50% of the employee’s pre-tax contributions, up to plan limits. During the quarters ended March 31, 2007 and April 1, 2006, the cost of this plan was $0.2 million and $0.3 million, respectively. For the six months ended March 31, 2007 and April 1, 2006, the cost of this plan was $0.4 million and $0.6 million, respectively. These costs are reported within operating expenses.

Employees of the Group participate in Disney’s medical and other health and welfare plans. Disney allocates a portion of its medical plan costs to the Group based on the number of participants. The Group recorded $1.3 million and $1.7 million for the quarters ended March 31, 2007 and April 1, 2006, respectively, and $2.9 million and $3.5 million during the six months ended March 31, 2007 and April 1, 2006, respectively. These expenses are recorded within operating expenses.

ABC RADIO GROUP

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS—(Continued)

3.	Equity Based Compensation

The impact of stock options and restricted stock units (RSUs) on net income are as follows (in thousands):

	Three Months Ended		Six Months Ended
	March 31, 2007	April 1, 2006	March 31, 2007	April 1, 2006
Stock option compensation expense	$1,102	$1,395	$2,242	$2,808
RSU compensation expense	1,023	1,396	2,159	2,335

Total equity based compensation expense	2,125	2,791	4,401	5,143
Tax impact	(858)	(1,128)	(1,778)	(2,078)

Reduction of net income, net of tax	$1,267	$1,663	$2,623	$3,065

The Group utilized an expected volatility of 26% for grants during the six months ended March 31, 2007 and April 1, 2006, respectively. The weighted average fair values of options at their grant date during the six months ended March 31, 2007 and April 1, 2006, were $9.24 and $7.12, respectively.

4.	Disney Disposition of the Group

On February 6, 2006, Disney and Citadel Broadcasting Corporation (“Citadel”) announced an agreement to merge the Group with Citadel. Under the agreement, the merger was to occur after the ABC Radio Group was distributed through a spin-off to Disney shareholders (the “Distribution”). The agreement was subsequently amended on November 19, 2006. Under the amended terms, (i) Disney’s stockholders were expected to collectively hold approximately 57% of Citadel’s common stock post-merger, and (ii) Disney would retain between $1.10 billion and $1.35 billion in cash, depending upon the market price of Citadel’s common stock over a measurement period ending prior to the closing. This cash would be obtained from loan proceeds raised by ABC Radio Holdings, Inc. from third-party lenders prior to the Distribution. The amended agreement provided that the closing would occur no earlier than May 31, 2007, unless Citadel elected to close at an earlier date (after all conditions to closing had been satisfied or waived). The transaction closed on June 12, 2007, and Disney (or one of its affiliates) retained $1.35 billion in cash.